Q4 and Full Year 2017 Earnings Call February 2018

2 Forward-Looking Statements This presentation and responses to various questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements present our current expectations and projections relating to our business, financial condition and results of operations, and do not refer to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2018; our perspectives on 2018, including our expectations regarding revenue, growth rate of revenue, net charge-offs, gross margin, operating expenses, operating margins, Adjusted EBITDA, net income, loan loss provision, direct marketing and other cost of sales and Adjusted EBITDA margin; our expectations regarding regulatory trends; our expectations regarding the cumulative loss rate as a percentage of originations for the 2017 vintage; our growth strategies and our ability to effectively manage that growth; anticipated key marketing and underwriting initiatives; new and expanded products like a US credit card and power-priced installment product in the UK; our expectations regarding the future expansion of the states in which our products are offered; the cost of customer acquisition, the efficacy and cost of our marketing efforts, including in the first quarter of 2018; expanded marketing channels and new and growing marketing partnerships; continued growth and investment in Elevate Labs; and additional bank partnerships. Forward‐looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the most recent Quarterly Report on Form 10-Q and in the Company's other current and periodic reports filed from time to time with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements regarding risks and uncertainties that are included in our public communications. You should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Neither we nor any of our respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to change without notice. This presentation has not been approved by any regulatory or supervisory agency. See Appendix for additional information and definitions.

3 3 Elevate is reinventing non-prime credit with online products that provide financial relief today, and help people build a brighter financial future. So far, we’ve originated $5.2 billion to 1.9 million customers1 and saved them more than $2 billion over payday loans2

4 Elevate key performance highlights Adjusted EBITDA, Adjusted EBITDA margin and combined loans receivable – principal are non-GAAP financial measures. See Appendix for a reconciliation to GAAP measures. Elevate Goals FY 2017 Performance Highlights Q4 2017 Performance Highlights Strong Growth 16% revenue growth YOY 1 28% combined loans receivable – principal growth YOY 2 45% growth in Adjusted EBITDA YOY 3 14.5% revenue growth QOQ 1 28% combined loans receivable – principal growth YOY 2 21% growth in Adjusted EBITDA YOY 3 Expanding Margins 13% Adjusted EBITDA margin3 260 basis point expansion YOY 13% Adjusted EBITDA margin3 70 basis point expansion YOY Stable Credit Quality Continued performance in target range Charge-offs trending below previous years Continued performance in target range Managed CAC $237 – below target $231 – below target 35% more customers acquired than 2016 Outsized Customer Impact 140,000 customers improved credit score4 Continued reduction in avg. effective APR Continued reduction in avg. effective APR

Recent Business Highlights

Brian Biglin announced as Chief Credit Officer
Former PayPal, LoanDepot, Intuit exec joins team

Bradley Strock Joins Board of Directors
PayPal CIO

RISE surpasses $300 million in combined loans receivable – principal
Served more than 500,000 customers since inception

Elastic line of credit surpasses $1 billion in total funding
Still our fastest growing product

Sunny generates over $100 million in annual revenue
Profitability of UK Business continues

Combined loans receivable - principal is a non-GAAP financial measure. See appendix for a reconciliation to GAAP measure

Elevate 5

6 Key Marketing and Underwriting Initiatives Geo-fencing Bank account transaction data

7 Regulatory update CFPB: Pledged “the CFPB has pushed its last envelope” – Reconsidering the proposed Small Dollar Rule – Dropped certain lawsuits and investigations Federal Banking Regulators: Increasing opportunities for partnerships – OCC’s Otting urged banks to fill credit gap for underserved – FDIC proposed guidance supporting fintech partnerships State Regulators and Legislation: Mixed situation mitigated by Elastic – May see some state expansion contraction – Bank partnerships like Elastic minimize potential impact

8 $73 $202 $356 $481 $618 2013 2014 2015 2016 2017 ($47) ($52) $19 $60 $87 $120-$150 2013 2014 2015 2016 2017 2018E $72 $274 $434 $580 $673 $780-$820 2013 2014 2015 2016 2017 2018E Revenue Adjusted EBITDA3 +280% +59% +34% +16% +223% Growth in key financial measures ($mm) +45% Ending combined loans receivable – principal, Adjusted EBITDA and Adjusted Net Income (Loss) are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. Net Income / (Loss) 5 YTD $480 +19% 2 +55% 4 ($43) ($55) ($20) ($22) $6 $20-$45 2013 2014 2015 2016 2017 2018E (As adjusted5) Ending Combined Loans Receivables - Principal 1 +177% +77% +35% +28% >3x

9 Cumulative loss rates as a % of originations by loan vintage Consistent and improving credit quality The 2017 vintage is not yet fully mature from a loss perspective – expected to be slightly better than 2016.

10 Continued margin expansion Adjusted EBITDA margin is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. 2015 2016 2017 LT Target Gross Revenue 100% 100% 100% 100% Loan Loss Provision 54% 55% 53% 50% Direct Marketing and Other Cost of Sales 18% 14% 14% 10% Gross Margin 29% 31% 33% 40% Operating Expenses 25% 21% 20% 20% Adjusted EBITDA Margin 1 4% 10% 13% 20% % of Gross Revenues

11 2018 Outlook Revenue = $780mm - $820mm Diluted EPS= $0.50 - $1.05 Net Income = $20mm - $45mm Adjusted EBITDA1 = $120mm - $150mm Accelerating revenue growth based on strong demand and Q4 2017 momentum Perspective on 2018 Annual guidance Adjusted EBITDA is a non-GAAP financial measure. See appendix for a reconciliation to GAAP measures. Full year margin expansion as the model continues to scale Continued stable credit quality CAC within range of $250 - $300

12 Key business focus areas for 2018 Expanded Marketing Channels New and growing marketing partnerships Scaling of digital campaigns Risk Innovation Continued growth and investment in Elevate Labs Building on recent credit score successes Additional Bank Partnerships New and Expanded Products US credit card, lower-priced installment product in UK Additional states for RISE

13 13 We believe everyone deserves a lift.

14 Appendix

15 Footnotes Page 3: 1 Originations and customers from 2002-December 2017, attributable to the combined current and predecessor direct and branded products. 2 For the period from 2013 to 2017. Based on the average effective APR of 131% for the year ended December 31, 2017. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB." Page 4: 1 Fourth quarter 2017 revenue of $193 million and fourth quarter 2016 revenue of $169 million. FY 2017 revenue of $673 million and FY 2016 revenue of $580 million. 2 Combined loans receivable – principal at December 31, 2017 of $618 million and at December 31, 2016 of $481 million. Combined loans receivable - principal is not a financial measure prepared in accordance with GAAP. Combined loans receivable – principal represents loans owned by the company plus loans originated and owned by third-party lenders pursuant to our CSO programs. 3 Fourth quarter 2017 Adjusted EBITDA of $25 million and fourth quarter 2016 Adjusted EBITDA of $21 million. FY 2017 Adjusted EBITDA of $87 million and FY 2016 Adjusted EBITDA of $60 million. Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA represents our net loss, adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility and ESPV facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; non-operating income (loss); stock-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net loss. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue. 4 According to analysis of anonymized Rise customer data from a major credit bureau. Credit scores were reviewed from the customer acquisition point up to two quarters after loan completion. Page 8: 1 Ending combined loans receivable - principal is a non-GAAP financial measure. See appendix for a reconciliation to a GAAP measure. 2 19% is based on 2018 estimate midpoint. 3 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA represents our net loss, adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility and ESPV facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; non-operating income (loss); stock-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net loss. 4 55% is based on 2018 estimate midpoint. 5 2017 adjusted net income of $5.5 million is not a financial measure prepared in accordance with GAAP. Adjusted net income for 2017 represents our $6.9 million net loss for the year ended December 31, 2017, adjusted to exclude the impact of $12.5 million in tax expense incurred during the fourth quarter of 2017 due to the enactment of the Tax Cuts and Jobs Act.

16 Footnotes (continued) Page 10 1 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA represents our net income (loss), adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility and ESPV facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; loss on discontinued operations; non-operating income; stock-based compensation expense and income tax expense (benefit). See the Appendix for a reconciliation to GAAP net loss. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue. Page 11 1 Adjusted EBITDA margin is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA represents our net income (loss), adjusted to exclude: net interest expense primarily associated with notes payable under the VPC Facility and ESPV facility used to fund or purchase loans; foreign currency gains and losses associated with our UK operations; depreciation and amortization expense on fixed assets and intangible assets; loss on discontinued operations; non-operating income; stock-based compensation expense and income tax (expense) benefit. See the Appendix for a reconciliation to GAAP net loss.

17 Non-GAAP financials reconciliation Adjusted EBITDA Reconciliation Adjusted EBITDA is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income, foreign currency transaction gain or loss associated with our UK operations, net interest expense, stock-based compensation expense and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

18 Combined loans reconciliation

19 Combined loans reconciliation (continued) 1 Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements. 2 Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements. 3 Non-GAAP measure. 4 The company determined that it previously misclassified certain loans relating to customers within the 16 day grace period as past due that were in fact current in accordance with our policy. Historical periods have been adjusted accordingly.

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